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                                                                    EXHIBIT 5.1

                 [Reed Weitkamp Schell Cox & Vice Letterhead]

Res-Care, Inc.
10140 Linn Station Road
Louisville, Kentucky 40223

                   Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with a Registration Statement on Form S-3 which was filed by the Company under the Securities Act of 1933, as amended, the "Registration Statement") and the issuance of up to 3,000,000 shares (the "Shares") of the Common Stock, no par value per share, of the Company, of which 1,500,000 shares are to be sold by the Company and 1,500,000 shares are to be sold by certain stockholders (the "Selling Stockholders") of the Company, and up to an additional 450,000 shares which are to be offered by the Company to cover over-allotments, if any, pursuant to the Registration Statement.

     In that capacity, we have reviewed the Amended and Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement, the resolutions adopted by the Company's Board of Directors that provide for the issuance or delivery of the Shares to be issued or delivered pursuant to the Registration Statement and such other materials and matters as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion and advise you that:

     1. The Shares to be sold by the Company have been duly and validly authorized and, upon issuance and delivery thereof as contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

     2. The Shares to be sold by the Selling Stockholders (other than E. Halsey Sandford) have been duly and validly authorized and, upon issuance and delivery thereof as contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable. The Shares to be sold by E. Halsey Sandford, upon exercise of his employee stock options applicable to such Shares and his payment of the option price provided therein, will be duly and validly authorized and, upon issuance and delivery thereof as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                               Very truly yours,



                                               REED WEITKAMP SCHELL COX & VICE